Exhibit 10.48.2

SECOND AMENDMENT TO

RETAIL MAGAZINE SUPPLY AGREEMENT

This Second Amendment to Retail Magazine Supply Agreement (the “Second Amendment”) is made and entered into as of April 6, 2007 by and between Barnes & Noble, Inc., 122 Fifth Avenue, New York, New York 10011 (“B&N”) and International Periodical Distributors, Inc., a wholly-owned subsidiary of Source Interlink Companies, Inc., 27500 Riverview Center Blvd., Suite 400, Bonita Springs, Florida 34134 (“IPD”).

NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Reference to and Effect on Agreement.   Subject to the terms hereof and except as specifically modified hereby, the Retail Magazine Supply Agreement dated as of August 6, 2004 between B&N and IPD (the “Agreement”) as amended by that First Amendment to Retail Supply Agreement dated as of April 1, 2006 (the “First Amendment”) (the Agreement and the First Amendment shall hereinafter be collectively referred to as the “Agreement”) shall remain in full force and effect.  The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of either party hereto, or constitute a waiver or amendment of any provision of the Agreement, except as set forth herein.  This Second Amendment shall be effective for Publications with “off-sale” dates after October 31, 2006.

2.             Clause 6 Amended.

Clause 6 of the First Amendment is hereby deleted in its entirety and the following is substituted in lieu thereof:

6.  Returns Processing.  During the Term, IPD as outlined in the 2nd Amendment, through its ACME division, shall pick up full copy returns of all unsold magazines of all B&N magazine distributors, on a timetable to be mutually agreed upon by IPD and B&N.  IPD shall process returns by either (i) count (for those stores as agreed by the parties hereto) or (ii) calculation based on scanned sales data.  IPD shall also pick up stripped mass market paperback bodies from all B&N stores.  In the instance of returns calculations with respect to the unsold magazines, such calculations shall be made on the basis of the number of invoiced copies less scanned sales copies, and shall be performed by title and issue, after a mutually agreed upon (by the parties hereto) number of days following the “off-sale” date of that title.  Until March 31, 2010, but only for so long as B&N’s magazine distributor does not also process returns, Acme shall have the exclusive right to process magazine returns on behalf of all B&N magazine distributors at a unit price of [***] only on the counted portion of those returns.  The exclusivity set forth in the foregoing sentence shall apply only so long as IPD continues to supply magazines to B&N and B&N shall have no obligation to use ACME as its exclusive returns processor if IPD ceases to supply magazines to B&N (through termination of this Agreement or otherwise).

3.             Exhibit A Amended.

Clause B to Exhibit A to the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

B.  Payment Terms

All periodicals sold shall be scanned at the point of sale.  B&N shall cause its sales systems to record the sale of the periodicals upon the product being scanned at the point of sale.  B&N will transmit daily scan sales of the Publications by the next business day following such sale.  The sales data transmitted will include unit sales, UPC code, store identification, and sales date information.  IPD shall generate and send to B&N invoices with respect to each seven calendar day period ending at the close of business on Tuesday of each week of the Term of this Agreement based on daily scan data submitted by B&N.  Such invoices shall be sent to B&N, together with an electronic remittance report for such period.  Invoices for periodicals sold by B&N shall be paid by B&N, by check, not later than the second Friday following the issuance of such invoice.   IPD will pay the freight for shipments to B&N.

4.             Exhibit C Amended

The text in Exhibit C shall be deleted in its entirety and replaced with the following: [Intentionally Omitted].

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized representatives as of the day and year first written above.

INTERNATIONAL PERIODICAL		BARNES & NOBLE, INC.
DISTRIBUTORS, INC.

By:	/s/Jason S. Flegel	By:	/s/Jaime Carey
Name:	Jason S. Flegel	Name:	Jaime Carey
Title:	Executive Vice President	Title:	VP, Newsstand

[***]  indicates material which been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.